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                                                                     EX. 10.13

                             LEASE AMENDMENT NO. 6


     This Lease Amendment No. 6 ("Sixth Amendment") is made as of the 1st day of October, 1994 by and between RICHMOND LAND CORPORATION ("Landlord") and GRC INTERNATIONAL, INC. ("Tenant").

                              W I T N E S S E T H:

     WHEREAS, Centennial III Limited Partnership ("Centennial"), as the initial landlord, and Flow General, Inc. ("FGI"), as the initial tenant, entered into that certain Lease Agreement dated as of June 30, 1989, pursuant to which Centennial leased to FGI certain space ("Premises") in the office building located at 1900 Gallows Road, Vienna, Virginia ("Building") as more particularly described in the Lease;

     WHEREAS, Centennial and GRC International, Inc. (formerly FGI and hereinafter referred to herein as the "Tenant"), amended the Lease under Amendment No. 1 dated August 30, 1990;

     WHEREAS, pursuant to certain assignments, RLC became the "Landlord" under the Lease holding all right, title and interest in and to such Lease, subleases and other occupancy agreements as of December 30, 1992; and

     WHEREAS, Landlord and Tenant amended the Lease under Amendment No. 2 dated April 11, 1993 adding additional space to the "Premises" described in the Lease; and

     WHEREAS, Landlord and Tenant amended the Lease under Amendment No. 3 dated October 1, 1993 to add further additional space to the "Premises" described in the Lease; and

     WHEREAS, Landlord and Tenant amended the lease pursuant to Lease Amendment No. 4 dated as of March 1, 1994 to provide for the surrender of a certain portion of the Premises;

     WHEREAS, Landlord and Tenant further amended the lease pursuant to Lease Amendment No. 5 dated as of May 4, 1994 to provide for certain additional modifications to the Lease (the original Lease and the Amendments No. 1, 2, 3, 4 and 5 are hereinafter collectively referred to as the "Lease" and all of which are incorporated herein by this reference and made a part hereof);

     WHEREAS, Landlord and Tenant desire to modify the terms of the Lease and Landlord is agreeable thereto on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1.   Recitals.  The foregoing recitals are incorporated herein by this
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reference as if fully set forth at this point in the text of this Sixth
Amendment.
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     2.   Integration.  The following terms and conditions shall constitute
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part of the Lease and be incorporated therein by reference and made a part hereof.

     3.   Lease of Additional Space.  Section 1.2 of the Lease is hereby
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amended to provide that the term "Premises" shall also include an additional
1,634 rentable square feet on the first floor of the Building which space was formally leased to Kelly Services as outlined on Exhibit A-1 attached hereto and
                                                 -----------
made a part hereof. Upon delivery of the additional 1,634 rentable square feet to Tenant, the total rentable square footage leased to the Tenant under the terms of the Lease shall be 166,197 rentable square feet and this figure shall be used for the purpose of calculating among other things, the Tenant's share of Operating Costs and Real Estate Tax pass-throughs. As of the date hereof said additional space shall become part of the Premises for all purposes under the Lease including but not limited to the payment of Rent subject to all of the terms and conditions of the Lease. The additional space shall be accepted by Tenant in its "As-Is" condition.

     4.   Rental.  Section 1.5 of the Lease is hereby amended to provide
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that the "Base Rent" shall be the amounts set forth on Exhibit A-2 attached
                                                       -----------
hereto and made a part hereof per annum and payable in monthly installments as set forth in the Lease in advance on the first day of each month for the balance of the term of the Lease.

     5.   Representations and Warranties.  Tenant hereby represents and warrants
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to Landlord that:

          (a) it has full right, power and authority to enter into the transactions provided for in this Sixth Amendment;

          (b) it has not, at any time, subleased, pledged, hypothecated, assigned or encumbered the Lease or in any other manner encumbered the Premises;

          (c) the Lease is in full force and effect and has not been modified, amended, changed or otherwise altered in any manner, other than by Lease Amendment No. 1 through and including this Lease Amendment No. 6.

          (d) as of the date hereof, there is no default under the Lease and the Tenant has no knowledge of any state of facts or events which with or without the passage of time and or the giving of notice, would constitute any default by the Landlord or the Tenant under the Lease.

          (e) the Tenant has no credits, deductions or offsets of any kind against the Landlord or any rentals due under the Lease.

     6.   Terms of Lease Ratified and Confirmed.  Landlord and Tenant hereby
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acknowledge that all of the terms, covenants and conditions of the Lease, as hereby modified, amended or supplemented, are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term of the Lease.

     7.   No Broker.  Landlord and Tenant represent and warrant to each other
          ---------
that no broker has been involved with this Sixth Amendment or the additional space related thereto and that no commission is payable in connection therewith.

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     8.   Binding Effect.  It is understood and agreed that this Amendment
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shall not be binding upon Landlord until both Tenant and Landlord shall have executed and delivered the same.

     9.   Successors and Assigns.  This Amendment shall inure to the benefit of
          ----------------------
and bind the successors, assigns and respective representatives of the respective parties.

     10.  Capitalized Terms.  Capitalized terms used herein and not otherwise
          -----------------
defined herein shall have the respective meanings ascribed thereto in the Lease. Whenever there is a conflict between this Amendment and the Lease, the provisions of this Amendment shall take precedence and the Lease shall be construed accordingly.

     IN WITNESS WHEREOF, the parties have executed this Lease Amendment No. 6 as of the day and year first written above.

RICHMOND LAND CORPORATION                          GRC INTERNATIONAL, INC.

By:______________________                          By:____________________
Name: ___________________                          Name:__________________
Title:___________________                          Title:_________________

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